SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2024

KULR TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4863 Shawline Street, San Diego, California 92111

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2024, KULR Technology Group, Inc. (the “Company”) entered into a letter agreement (the “Amedment Agreement”) with YA II PN, Ltd (the “Investor”), which is managed by Yorkville Advisors Global, L.P. Reference is made to the August 30, 2023 Letter Agreement (as amended on November 6, 2023, on December 19, 2023, and on January 9, 2024 the “August Letter Agreement”), entered into between KULR Technology Group, Inc, a Delaware corporation (the “Company”) and the Investor, which August Letter Agreement amended and supplemented that certain Supplemental Agreement dated September 23, 2022 (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Agreement or the August Letter Agreement, as applicable.

The Amendment Agreement was intended to memorialize the understanding between the parties that the Company is committed to making incremental payments towards the outstanding amounts owed under the Advances, as defined in the Agreement. In addition, the Company has aagreed to use its best efforts to periodically conduct financing between the effective date of the letter and the Extended Maturity Date. In connection with any such financing transactions, the Company shall give the Investor the option to receive up to o 50% of the net proceeds from such other transactions to make early repayments of amounts owed to the Investor, until all such amounts have been repaid in full. In consideration of the forgoing , the Investor agreed to extend all payment due dates and to defer all payment obligations under the August Letter Agreement until December 31, 2024.

The foregoing is a summary description of certain terms of the Amendment Agreement. For a full description of all terms, please refer to the Amendment Agreement that is filed herewith as Exhibit 10.1 and incorporated herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 9, 2024, the shareholders of the Company, acted by way of majority written consent (in lieu of a special meeting of stockholders) to approve resolutions authorizing the Company’s Board of Directors to take the following actions: (1) to issue shares of Common Stock to current or future engagements with commercial or strategic parties, which may result in issuances of over 20% of the issued and outstanding shares of Common Stock; (2) to amend the Company’s Bylaws to decrease the number of shares of Common Stock needed to establish a quorum for meetings of stock holders to thirty-three-and-one-third percent (33 1/3%) of the outstanding voting securities of the Company; (3) to amend the Certificate of Incorporation of the Company to effect a reverse split within a ratio range between 1-for-2 and 1-for-80; (4) to issue shares of common stock, in connection with an existing financing facility, which may result in the potential issuance of over 20% of the issued and ostanding shares. The resolution was approved by shareholders holding in aggregate of 55.72% of outstanding shares as of February 9, 2024.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
10.1	Amendment Letter Agreement February 13, 2024
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: February 13, 2024	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer